SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2018

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 26, 2018, USA Technologies, Inc. (the “Company”), held its annual meeting of shareholders (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting are set forth below.

1.	Election of Directors.

Each nominee for director was elected, and the voting results are as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non- votes

Steven D. Barnhart	32,640,556	104,863	13,562,784
Joel Brooks	32,269,840	475,579	13,562,784
Stephen P. Herbert	32,535,046	210,372	13,562,784
Robert L. Metzger	32,640,444	104,975	13,562,784
Albin F. Moschner	32,638,670	106,748	13,562,784
William J. Reilly, Jr.	32,436,541	308,877	13,562,784
William J. Schoch	31,063,511	1,681,908	13,562,784

2.	Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2018.

The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year was approved, and the voting results were as follows:

Votes For	45,744,494
Votes Against	501,856
Abstentions	61,853
Broker Non-Votes	0

3.	Approval of the USA Technologies, Inc. 2018 Equity Incentive Plan

The Company’s shareholders approved the USA Technologies, Inc. 2018 Equity Incentive Plan, and the voting results were as follows:

Votes For	31,145,771
Votes Against	1,414,364
Abstentions	185,284
Broker Non-Votes	13,562,784

4.	Advisory Vote on Named Executive Officer Compensation.

The Company’s shareholders approved, on an advisory basis, the Company’s named executive officer compensation as described in the Executive Compensation section of the Company’s proxy statement, and the voting results were as follows:

Votes For	28,392,770
Votes Against	1,123,528
Abstentions	3,229,121
Broker Non-Votes	13,562,784

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: May 2, 2018	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chairman & Chief Executive Officer